As filed with the Securities and Exchange Commission on March 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Adverum Biotechnologies, Inc.

100 Cardinal Way

Redwood City, California 94063

(650) 656-9323

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Linda Rubinstein

Chief Financial Officer

Adverum Biotechnologies, Inc.

100 Cardinal Way

Redwood City, California 94063

(650) 656-9323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Rakow General Counsel Adverum Biotechnologies, Inc. 100 Cardinal Way Redwood City, California 94063 (650) 656-9323	Kenneth Guernsey Julia Boesch Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111-4004 (415) 693-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2024

PROSPECTUS

106,480,057 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 106,480,057 shares of our common stock, which consists of (i) 105,730,057 shares of our common stock held by the selling stockholders and (ii) 750,000 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by one of the selling stockholders, all of which were issued by us in two concurrent private placements on February 7, 2024.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive the exercise price of $0.0001 per share of any pre-funded warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all broker or similar commissions related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “ADVM.” On March 1, 2024, the last reported sale price of our common stock was $1.97 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review carefully the risks described under the heading “Risk Factors” on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

Neither we nor the selling stockholders have authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. . This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus or such prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placements (as defined below) and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Unless the context indicates otherwise, references in this prospectus to “Adverum,” “Adverum Biotechnologies,” “the Company,” “we,” “us,” “our” and similar references refer to Adverum Biotechnologies, Inc.

Company Overview

Adverum is a clinical-stage company that aims to establish gene therapy as a new standard of care for highly prevalent ocular diseases. We discover and develop gene therapy product candidates intended to provide durable efficacy by inducing sustained expression of a therapeutic protein.

Our lead product candidate, ixoberogene soroparvovec (“Ixo-vec”), formerly referred to as ADVM-022, is a single, in-office intravitreal (“IVT”) injection gene therapy product designed to deliver long-term durable therapeutic levels of aflibercept associated with a robust, sustained treatment response, reducing the treatment burden and fluctuations in macular fluid associated with bolus anti-vascular endothelial growth factor IVT injections. Ixo-vec is currently being developed for the treatment of patients with wet age-related macular degeneration, also known as neovascular AMD, and is being evaluated in the ongoing LUNA Phase 2 trial. We are also developing an early-stage pipeline of gene therapy programs targeting the treatment of other highly prevalent ocular diseases. Our core capabilities include novel vector evaluation, cassette engineering, ocular IND-enabling nonclinical and clinical development, scalable process development, assay development, and current Good Manufacturing Practices quality control.

Company Information

We were incorporated in Delaware in 2006 under the name “Avalanche Biotechnologies, Inc.” We completed the initial public offering of our common stock in August 2014. On May 11, 2016, upon the completion of our acquisition of Annapurna Therapeutics SAS, we changed our name to “Adverum Biotechnologies, Inc.” Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ADVM.”

Our principal executive offices are located at 100 Cardinal Way, Redwood City, CA 94063, and our telephone number is (650) 656-9323. Our website address is www.adverum.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

Private Placements

On February 5, 2024, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with certain of the selling stockholders named in this prospectus, pursuant to which we issued and sold the following securities to such selling stockholders in a private placement transaction, which we refer to as the Private Placement: (i) 105,500,057 shares of our common stock and (ii) with respect to one of the selling stockholders, pre-funded warrants to purchase an aggregate of 750,000 shares of common stock in lieu of shares of common stock. The purchase price per share of common stock was $1.20, and the purchase price per pre-funded warrant was $1.1999. Each pre-funded warrant has an exercise price equal to $0.0001 per share. The pre-funded warrants are exercisable at any time after their original issuance on February 7, 2024 and will not expire until exercised in full.

We may not effect the exercise of any pre-funded warrants and the selling stockholder that holds pre-funded warrants will not be entitled to request the exercise of any portion of any pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, or the Beneficial Ownership Limitation. The holder may reset the Beneficial Ownership Limitation as to itself to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to us.

Existing investors that previously held five percent or more of our outstanding common stock, including Commodore Capital Master LP, FMR LLC and Venrock Healthcare Capital Partners III, L.P., and/or their affiliates, are party to the Securities Purchase Agreement, and purchased approximately $7.0 million, $10.0 million and $12.5 million, respectively, in shares of common stock in the Private Placement.

Concurrently with the Private Placement, we also entered into a securities purchase agreement, or the Director Securities Purchase Agreement, and, together with the Securities Purchase Agreement, the Securities Purchase Agreements, with Mark Lupher, Ph.D., and James Scopa, directors of the Company, pursuant to which we agreed to issue and sell to such selling stockholders in a private placement, which, together with the Private Placement, we refer to as the Private Placements, 230,000 shares of common stock at a purchase price per share of common stock of $1.35, on otherwise substantially the same terms as those set forth in the Securities Purchase Agreement.

Our total gross proceeds from the sale of securities in the Private Placements, before deducting placement agent fees and offering expenses, was approximately $127.8 million, which does not include any proceeds that may be received upon exercise of any pre-funded warrants issued in the Private Placements.

In connection with the Private Placements, we entered into a registration rights agreement, or the Registration Rights Agreement, with the selling stockholders named in this prospectus pursuant to which we agreed to prepare and file, within 45 days after the closing of the Private Placements, a registration statement with the SEC to register the resale of (i) shares of our common stock issued in the Private Placements and (ii) shares of our common stock issuable upon exercise of pre-funded warrants issued in the Private Placements, and to use reasonable best efforts to cause such registration statement to become effective within 75 days after the closing of the Private Placements.

For more information regarding the Private Placements, see our Current Report on Form 8-K filed with the SEC on February 5, 2024 and incorporated herein by reference.

The Offering

Common stock offered by the selling stockholders	106,480,057 shares, consisting of (i) 105,730,057 shares of our common stock held by the selling stockholders and (ii) 750,000 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by one of the selling stockholders.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive de minimis proceeds upon exercise of any pre-funded warrants for cash.

Risk factors	See “Risk Factors” on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq symbol	“ADVM”

The selling stockholders named in this prospectus may offer and sell up to 106,480,057 shares of our common stock. Our common stock is currently listed on Nasdaq under the symbol “ADVM.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the exercise price of $0.0001 per share of any of the pre-funded warrants exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholders and the shares of common stock issuable upon exercise of the pre-funded warrants issued in the Private Placements as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the below section “Where You Can Find Additional Information.” Please also read carefully the above section “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. Upon any exercise of the pre-funded warrants for cash, the selling stockholder that holds pre-funded warrants would pay us the exercise price set forth in the pre-funded warrants.

Each pre-funded warrant has an exercise price equal to $0.0001 per share, and if all 750,000 pre-funded warrants are exercised on a cash basis, we will receive de minimis proceeds of $75. The pre-funded warrants are exercisable at any time after their original issuance on February 7, 2024 and will not expire until exercised in full.

The pre-funded warrants are exercisable on a net exercise cashless basis. If any of the pre-funded warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those (i) issued to the selling stockholders in the Private Placements and (ii) issuable to the selling stockholder that holds pre-funded warrants upon exercise of the pre-funded warrants issued in the Private Placements. For additional information regarding the issuance of the shares of common stock and pre-funded warrants, see the section “Prospectus Summary—Private Placements” above. We are registering the resale of shares of common stock issued to the selling stockholders and issuable upon exercise of the pre-funded warrants in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the pre-funded warrants and for the selling stockholders whose other relationships are provided in “Relationships with Selling Stockholders,” the selling stockholders have not had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and pre-funded warrants, as of February 7, 2024, assuming exercise of the pre-funded warrants held by the selling stockholder that holds pre-funded warrants on that date, subject to the beneficial ownership limitation described below. The percentage of shares owned prior to and after the offering in the third and sixth columns are based on 207,163,393 shares of common stock outstanding as of February 7, 2024. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the Private Placements and (ii) the maximum number of shares of common stock issuable upon exercise of the pre-funded warrants issued in the Private Placements. This maximum amount is determined as if the outstanding pre-funded warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, subject to adjustment as provided in the Registration Rights Agreement and without regard to any limitations on the exercise of the pre-funded warrants. Under the terms of the pre-funded warrants, the selling stockholder that holds pre-funded warrants may not exercise the pre-funded warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such pre-funded warrants). The number of shares in the second column reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

	Before Offering		After Offering
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Maximum Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
TCG Crossover Fund II, L.P. (1) 705 High Street Palo Alto, CA 94301	20,763,572	9.9%	20,833,395	—	—
5AM Opportunities II, L.P. (2) c/o 5AM Ventures 501 2nd Street, Suite 350 San Francisco, CA 94107	2,916,666	1.4%	2,916,666	—	—
Avoro Life Sciences Fund LLC (3) 110 Greene Street, Suite 800 New York, NY 10012	4,166,666	2.0%	4,166,666	—	—
Commodore Capital Master LP (4) 444 Madison Avenue, 35th Floor New York, NY 10022	12,139,625	5.9%	5,833,333	6,306,292	3.0%
Entities affiliated with Fidelity Select Portfolios: Biotechnology Portfolio (5) 245 Summer Street Boston, MA 02210	12,398,325	6.0%	8,333,333	4,064,992	2.0%
Entities affiliated with Franklin Advisers (6) c/o Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403	17,173,338	8.3%	10,416,666	6,756,672	3.3%
Entities affiliated with Frazier Life Sciences (7) 1001 Page Mill Rd., Building 4, Ste. B Palo Alto, CA 94304	10,416,666	5.0%	10,416,666	—	—
Entities affiliated with Logos Global (8) 1 Letterman Drive, Building C, Suite C3-350 San Francisco, CA 94129	15,000,000	7.2%	15,000,000	—	—
Samsara BioCapital, LP (9) 628 Middlefield Road Palo Alto, CA 94031	2,916,666	1.4%	2,916,666	—	—
Entities affiliated with Venrock Healthcare Capital Partners (10) 7 Bryant Park, 23rd Floor New York, New York 10018	15,564,213	7.5%	10,416,666	5,147,547	2.5%
Vivo Opportunity Fund Holdings, L.P. (11) c/o Vivo Capital LLC 192 Lytton Avenue Palo Alto, CA 94301	15,000,000	7.2%	15,000,000	—	—
Mark L. Lupher, Jr. (12) c/o Adverum Biotechnologies, Inc. 100 Cardinal Way Redwood City, California 94063	355,000	*	130,000	225,000	*
James Scopa (13) c/o Adverum Biotechnologies, Inc. 100 Cardinal Way Redwood City, California 94063	325,000	*	100,000	225,000	*

*	Represents beneficial ownership of less than one percent.

(1)

Consists of (a) 20,083,395 shares of common stock purchased in the Private Placements by TCG Crossover Fund II, L.P. and (b) 680,177 shares of common stock issuable upon exercise of pre-funded warrants purchased in the Private Placements by TCG Crossover Fund II, L.P. This total excludes 69,823 shares of common stock issuable upon exercise of certain pre-funded warrants because the pre-funded warrants may not be exercised to the extent that doing so would result in the holder of the pre-funded warrants (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) beneficially owning more than 9.99% of the shares of common stock then outstanding immediately after giving effect to such exercise. TCG Crossover GP II, LLC is the general partner of TCG Crossover Fund II, L.P. and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP II, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. The principal business address of these persons and entities is 705 High Street, Palo Alto, CA 94301.

(2)

Consists of 2,916,666 shares of common stock purchased in the Private Placements by 5AM Opportunities II, L.P., or 5AM Opportunities. 5AM Opportunities II (GP), LLC is the general partner of 5AM Opportunities and may be deemed to have sole investment and voting power over the shares held by 5AM Opportunities. Andrew Schwab and Kush Parmar are the managing members of 5AM Opportunities II (GP), LLC, and may be deemed to share voting and dispositive power over the shares held by 5AM Opportunities. The address of 5AM Opportunities is c/o 5AM Ventures, 501 2nd Street, Suite 350, San Francisco, CA 94107.

(3)

Consists of 4,166,666 shares of common stock purchased in the Private Placements by Avoro Life Sciences Fund LLC. Avoro Capital Advisors LLC (“Avoro”) is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro. Mr. Aghazadeh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such shares, if any. The address of Avoro Life Sciences Fund LLC is 110 Greene Street, Suite 800, New York, NY 10012.

(4)

Consists of 12,139,625 shares of common stock held by Commodore Capital Master LP, of which (a) 6,306,292 are shares of common stock held by Commodore Capital Master LP prior to the Private Placements and (b) 5,833,333 are shares of common stock purchased in the Private Placements by Commodore Capital Master LP. Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the shares held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to these shares. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(5)

These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(6)

Consists of (a) 5,820,371 shares of common stock held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund (“FSS”), of which (i) 2,301,100 are shares of common stock held by FSS separately from the Private Placements and (ii) 3,519,271 are shares of common stock purchased in the Private Placements by FSS; (b) 11,352,495 shares of common stock held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund (“FTIF”), of which (i) 4,455,100 are shares of common stock held by FTIF separately from the Private Placements and (ii) 6,897,395 are shares of common stock purchased in the Private Placements by FTIF; and (c) 472 shares of common stock held by Franklin Biotechnology Discovery SMA (“SMA”). Evan McCulloch has voting and/or dispositive power over the holdings of FSS, FTIF and SMA. Mr. McCulloch disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein. Franklin Advisers, Inc. is the investment adviser for each of FSS, FTIF and SMA. The principal business address of these persons and entities is One Franklin Parkway, San Mateo, CA 94403.
(7)

Consists of (a) 5,003,125 shares of common stock purchased in the Private Placements by Frazier Life Sciences Public Fund, L.P. (“FLS Public Fund”), (b) 2,395,833 shares of common stock purchased in the Private Placements by Frazier Life Sciences Public Overage Fund, L.P. (“FLS Overage Fund”), (c) 2,000,000 shares of common stock purchased in the Private Placements by Frazier Life Sciences XI, L.P. (“FLS XI”) and (d) 1,017,708 shares of common stock purchased in the Private Placements by Frazier Life Sciences X, L.P. (“FLS X”). FHMLSP, L.P. is the general partner of FLS Public Fund and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Albert Cha, James N. Topper, Patrick J. Heron and James Brush are the managing directors of FHMLSP, L.L.C. and therefore share voting and investment power over the shares held by FLS Public Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLS Public Fund except to the extent of their pecuniary interests in such shares, if any. FHMLSP Overage, L.P., is the general partner of FLS Overage Fund and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush are the members of FHMLSP Overage, L.L.C. and therefore share voting and investment power over the shares held by FLS Overage Fund. Dr. Cha, Dr. Topper, Mr. Heron and Dr. Brush disclaim beneficial ownership of the shares held by FLS Overage Fund except to the extent of their pecuniary interests in such shares, if any. FHMLS X, L.P. is the general partner of FLS X, and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Mr. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by FLS X. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by FLS X except to the extent of their pecuniary interests in such shares, if any. FHMLS XI, L.P. is the general partner of FLS XI, and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Mr. Heron, Dr. Topper and Daniel Estes are the members of FHMLS XI, L.L.C. and therefore share voting and investment power over the shares held by FLS XI. Dr. Topper, Mr. Heron and Mr. Estes disclaim beneficial ownership of the shares held by FLS XI except to the extent of their pecuniary interests in such shares, if any. The principal business address of the above referenced entities and persons is 1001 Page Mill Rd., Building 4, Ste. B, Palo Alto, CA 94304.

(8)

Consists of (a) 4,166,666 shares of common stock purchased in the Private Placements by Logos Opportunities Fund IV LP (“Logos Opportunities”) and (b) 10,833,334 shares of common stock purchased in the Private Placements by Logos Global Master Fund LP (“Global Fund”). Logos Opportunities IV GP LLC (“Logos Opportunities GP”) is the general partner of Logos Opportunities. Logos Global Management LP (“Logos Global”) is the investment advisor to Global Fund. Logos Global Management GP LLC (“Logos Global GP”) is the general partner of Logos Global. Arsani William and Graham Walmsley are the members of Logos Opportunities GP and Mr. William is a control person of Logos Global and Logos Global GP. Mr. William and Mr. Walmsley each disclaim beneficial ownership of these shares, except to the extent of each’s pecuniary interest in such shares, if any. The principal address of Logos Opportunities and Global Fund is 1 Letterman Drive, Building C, Suite C3-350, San Francisco, CA 94129.

(9)

Consists of 2,916,666 shares of common stock purchased in the Private Placements by Samsara BioCapital, LP. (“Samsara LP”). Samsara BioCapital GP, LLC (“Samsara LLC”) is the general partner of Samsara LP and may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D. has voting and investment power over the shares held by Samsara GP and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara LLC disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein. The address for Samsara LP is 628 Middlefield Road, Palo Alto, CA 94031.

(10)

Consists of (a) 11,063,043 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), of which (i) 3,658,876 are shares of common stock held by VHCP EG prior to the Private Placements and (ii) 7,404,167 are shares of common stock purchased in the Private Placements by VHCP EG, (b) 4,091,832 shares of common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP

III”), of which (i) 1,353,291 are shares of common stock held by VHCP III prior to the Private Placements and (ii) 2,738,541 are shares of common stock purchased in the Private Placements by VHCP III, and (c) 409,338 shares of common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co III”), of which (i) 135,380 are shares of common stock held by VHCP Co III prior to the Private Placements and (ii) 273,958 are shares of common stock purchased in the Private Placements by VHCP Co III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. VHCP Management III, LLC (“VHCPM”) is the sole general partner of VHCP III and the sole manager of VHCP Co III. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM EG and VHCPM. The address of the above referenced entities and persons is 7 Bryant Park, 23rd Floor, New York, New York 10018.
(11)

Consists of 15,000,000 shares of common stock purchased in the Private Placements by Vivo Opportunity Fund Holdings, L.P., or Vivo Fund Holdings. Vivo Opportunity, LLC, or Vivo Opportunity, is the general partner of Vivo Fund Holdings. The voting members of Vivo Opportunity are Kevin Dai, Frank Kung, and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The address of the above referenced entities and persons is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, CA 94301.

(12)

Consists of (a) 130,000 shares of common stock purchased in the Private Placements by a traditional IRA for the benefit of Dr. Lupher and (b) 225,000 shares of common stock subject to options that are exercisable within 60 days of February 7, 2024 held by Dr. Lupher.

(13)

Consists of (a) 100,000 shares of common stock purchased in the Private Placements by Mr. Scopa and (b) 225,000 shares of common stock subject to options that are exercisable within 60 days of February 7, 2024 held by Mr. Scopa.

Relationships with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placements,” on February 5, 2024, we entered into the Securities Purchase Agreements and the Registration Rights Agreement with the selling stockholders pursuant to which, on February 7, 2024, we sold shares of our common stock and pre-funded warrants to purchase shares of common stock to the selling stockholders and agreed to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Existing investors that previously held five percent or more of our outstanding common stock, including Commodore Capital Master LP, FMR LLC and Venrock Healthcare Capital Partners III, L.P., and/or their affiliates, purchased approximately $7 million, $10 million and $12.5 million, respectively, in shares of common stock in the Private Placement. Concurrently with the Private Placement, Mark Lupher, Ph.D., and James Scopa, directors of the Company, also purchased approximately $175,500 and $135,000, respectively, in shares of common stock.

Other than as described above, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their respective securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	distribution to employees, members, partners or stockholders of a selling stockholder;

•	through the distribution of such securities by any selling stockholder to its equity holders;

•	privately negotiated transactions;

•	settlement of short trades entered into after the date of this prospectus;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

A selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify any selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a selling stockholder or any other person. We will make copies of this prospectus available to a selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the common stock offered hereby.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.harpoontx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-36579):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023;

(b)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2023;

(c)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 11, 2023, August 10, 2023 and November 9, 2023, respectively;

(d)

our Current Reports on Form 8-K filed with the SEC on May  11, 2023, May  19, 2023, May  25, 2023, June  9, 2023, June  14, 2023, August  4, 2023, November  6, 2023 (as amended on December  4, 2023), December  8, 2023, February  5, 2024, February  6, 2024 and February 8, 2024 (except with respect to Item 7.01); and

(e)

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 28, 2014, under Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2020.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus. Any statement in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Adverum Biotechnologies, Inc., 100 Cardinal Way, Redwood City, California 94063; telephone: (650) 656-9323.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the issuance and registration of the securities under this registration statement, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting or tax services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$30,844
Legal Fees and Expenses	$485,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$5,000
Total	$545,844

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Adverum currently carries liability insurance for its directors and officers.

Item 16. Exhibit Index.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-36579), filed with the SEC on March 9, 2017).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36579), filed with the SEC on June 30, 2020).

4.1	Form of Registration Rights Agreement, by and between the Company and the purchasers named therein (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36579), filed with the SEC on February 5, 2024).

4.2	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-36579), filed with the SEC on February 5, 2024).

4.3	Form of Securities Purchase Agreement, by and among the Company and the purchasers named therein (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36579), filed with the SEC on February 5, 2024).

5.1	Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing fee table.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” exhibit to the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on March 4, 2024.

Adverum Biotechnologies, Inc.

By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Fischer, M.D., and Linda Rubinstein, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurent Fischer Laurent Fischer, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2024

/s/ Linda Rubinstein Linda Rubinstein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 4, 2024

/s/ Patrick Machado Patrick Machado	Chairman of the Board, Director	March 4, 2024

/s/ Soo Hong Soo Hong	Director	March 4, 2024

/s/ Mark Lupher Mark Lupher, Ph.D.	Director	March 4, 2024

/s/ C. David Nicholson C. David Nicholson, Ph.D.	Director	March 4, 2024

/s/ Rabia Gurses Ozden Rabia Gurses Ozden, M.D.	Director	March 4, 2024

Signature	Title	Date

/s/ James Scopa James Scopa	Director	March 4, 2024

/s/ Dawn Svoronos Dawn Svoronos	Director	March 4, 2024

/s/ Reed Tuckson Reed Tuckson, M.D.	Director	March 4, 2024

/s/ Scott Whitcup Scott Whitcup, M.D.	Director	March 4, 2024